EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the use in this Form S-1/A Registration Statement of Safe Lane Systems, Inc. of our report dated January 23, 2015, relating to the balance sheets of Safe Lane Systems, Inc. as of December 31, 2014 and 2013 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and to all references to our firm included in this Registration Statement.



/s/ BF Borger CPA PC

Certified Public Accountants
Lakewood, Colorado

April 10, 2015